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                                                                   Exhibit 4.17


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                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                     between

                           STATIA TERMINALS GROUP N.V.

                                       and

                         STATIA TERMINALS HOLDINGS N.V.

                           Dated as of April [ ], 1999


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                  REGISTRATION RIGHTS AGREEMENT, dated as of April __, 1999, by and among STATIA TERMINALS GROUP N.V., a Netherlands Antilles corporation (the "Company") and STATIA TERMINALS HOLDINGS N.V., a Netherlands Antilles corporation ("Statia Holdings").


                                    RECITALS

                  WHEREAS, Statia Holdings has been formed to hold all of the issued and outstanding Class B Common Shares (the "Subordinated Shares"), Class C Common Shares (the "Incentive Rights") and any Class A Common Shares issued upon conversion of the Subordinated Shares (the "Common Shares" and, together with the Subordinated Shares and the Incentive Rights, the "Shares") of the Company held by the shareholders of Statia Holdings upon the closing of the offering of 7,600,000 Common Shares by the Company;

                  WHEREAS, Statia Holdings may, from time to time, distribute the Shares to the holders of its capital stock and Statia Holdings and the holders of its capital stock have entered into a Stockholders Agreement, dated the date hereof, pursuant to which such stockholders agreed that upon such distribution, they will automatically assume the rights and obligations of a Stockholder under this Agreement; and

                  WHEREAS, the Company has agreed to provide Statia Holdings and the holders of capital stock of Statia Holdings with certain registration rights as set forth herein;


                  NOW, THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  Section 1. Definitions. The following terms, as used in this Agreement, shall have the meanings set forth below:

                  "Authorized Stockholder" shall mean each of the following:

                  (a) Statia Holdings so long as it holds any Common Shares or Subordinated Shares;

                  (b) Castle Harlan Partners II, L.P., a Delaware limited partnership ("CHP") if (i) Statia Holdings has distributed any Common Shares or Subordinated Shares to CHP or to any CHP Affiliate, (ii) CHP or CHP Affiliates, either directly or through their pro rata interest in the Shares held by Holdings, hold at least 35% of the Shares contributed by CHP and CHP Affiliates pursuant to the Stockholders Agreement by and among Statia Holdings and its stockholders dated the date hereof and (iii) CHP has not transferred its rights hereunder to a CHP Designee;

                  (c)      the CHP Designee; and


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                  (d)      the holders of a majority of the Shares held by
                           Statia Holdings on the date hereof, acting through a Majority Representative.

                  "CHP Affiliate" shall mean (a) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with CHP and (b) any officer, director, employee or agent of CHP or affiliate of CHP.

                  "CHP Designee" shall mean any Person to whom CHP and/or its affiliates transfers all or substantially all of the Shares held by CHP and its affiliates on the date hereof and regarding which transfer CHP has notified the Company in writing such notice to include a designation of the transferee as the CHP Designee under this Agreement.

                  "Company" shall have the meaning set forth in the Preamble hereof;

                  "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and "under common Control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise;

                  "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended;

                  "Final Prospectus" shall have the meaning set forth in Section 2.4(f)(i);

                  "Majority Representative" shall mean that Person appointed by the holders of a majority of the Shares held by Statia Holdings on the date hereof to exercise exclusively all rights of such holders under this Agreement and with whom the Company shall be entitled to deal exclusively, and rely on any act taken or any notice given by in respect of all such rights, including, without limitation, the giving of all notices under this Agreement.

                  "Person" shall mean and include any individual, partnership, joint venture, corporation, association, company, limited liability company, joint-stock company, trust, unincorporated organization, government entity, department or agency thereof, or any other entity;

                  "Recitals" shall mean the recitals of this Agreement;

                  "Registration Expenses" shall have the meaning set forth in
Section 2.4(e);

                  "SEC" shall mean United States Securities and Exchange Commission;

                  "Securities Act" shall mean the United States Securities Act of 1933, as amended;

                  "Shares" shall have the meaning set forth in the Recitals;


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                  "Stockholders" shall mean (a) Statia Holdings and (b) CHP and any other person who shall, after the date hereof, acquire Shares from Statia Holdings;

                  "Subordinated Shares" shall have the meaning set forth in the Recitals.

                  Section 2. Registration Rights.

                  2.1 Registration Upon Request. If the Company shall be requested in writing by an Authorized Shareholder (the "Initiating Shareholder"), on one or more occasions, to effect the registration under the Securities Act of all, or any part, of the Shares held by the Initiating Shareholder (which request shall specify the aggregate number of Shares intended to be offered and sold by the Initiating Stockholder, shall describe the nature or method of the proposed offer and sale thereof and shall contain an undertaking by the Initiating Stockholder to cooperate with the Company in order to permit the Company to comply with all applicable requirements of the Securities Act and the rules and regulations thereunder and to obtain acceleration of the effective date of the registration statement), the Company shall (a) promptly notify each other Shareholder, if applicable, of such proposed registration, and (b) use its reasonable efforts to effect, as expeditiously as possible, the registration on an appropriate form under the Securities Act of the Shares which the Company has been requested to register by the Initiating Shareholder and each other Stockholder who requested registration by notice to the Company within fifteen (15) days of delivery of the Company's notice (collectively, the "Selling Stockholders") subject to the limitations set forth in Section 2.3(a).

                  2.2 Piggyback Registration.

                  (a) If the Company at any time proposes to register any of its common shares or subordinated shares under the Securities Act (other than a registration effected solely to implement an employee benefit plan, or a merger, acquisition or exchange offer to which Rule 145 promulgated under the Securities Act is applicable), whether or not for sale for its own account, the Company shall give prompt written notice to the Stockholders of each such intended registration by the Company and the Stockholders shall be entitled to request that the Company include in any such registration any number of Shares then owned by the Stockholders, subject to the limitations set forth in Section 2.3(a)).

                  (b) Upon the written request of any Stockholder made within twenty (20) days after the giving by the Company of any such notice of intention to register (which request shall specify the number of Shares intended to be disposed of by the Stockholder), the Company shall use its reasonable efforts to effect the registration under the Securities Act of all Shares which the Company has been so requested to register by the Stockholder (subject to the restrictions set forth in Section 2.3(a)); provided, however, that (i) if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the common shares or subordinated shares it had originally proposed to register, the Company may, at its election, give written notice of such determination to such Stockholder and, thereupon, shall be relieved of its obligation to register any Shares on behalf of the Stockholder in connection with such registration (but not from its obligation to pay the Registration Expenses


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(as hereinafter defined) in connection therewith), and (ii) if such registration involves an underwritten offering, the Stockholder shall sell its Shares to the underwriters selected by the Company on the same terms and conditions as apply to the Company or, if the Company is not selling any common shares or subordinated shares, to the other sellers of the Shares being registered.

                  2.3  General Provisions.

                  (a) If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then, (i) if the registration was initiated by the Company pursuant to Section 2.2(a) hereof, the Company shall include in such registration (A) first, the securities the Company proposes to sell, and (B) second, the number of Shares requested by each Stockholder to be included in such registration which, in the opinion of such underwriters, can be sold, such amount to be allocated pro rata among the Stockholders requesting registration in accordance with the number of Shares owned by such Stockholder, and (ii) if the registration was initiated by the Initiating Stockholder pursuant to Section 2.1 hereof, then the Company shall include in such registration (A) first, the number of Shares requested by each Stockholder (including the Initiating Stockholder) to be included in such registration which in the opinion of such underwriters can be sold, such amount to be allocated pro rata among the Stockholders requesting registration (including the Initiating Stockholder) in accordance with the number of Shares then owned or deemed owned by such Stockholder, and (B) second, the number of common shares or subordinated shares requested by the Company to be included in such registration.

                  (b) Each Stockholder shall furnish the Company such information regarding the Stockholder and the distribution of its Shares as the Company may from time to time reasonably request in writing in connection with the registration statement (and the prospectus contained therein). Failure of a prospective seller of Shares to furnish the information as described in this
Section 2.3(b) shall not affect the obligations of the Company under this
Section 2 to remaining sellers who furnish such information and agreements unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the offering or the legality of the registration statement or the underlying offering.

                  (c) The holders of Shares included in the registration will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Board of Directors of the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect unless (i) such extension would result in the Company's inability to use the financial statements in the registration statement initially filed pursuant to the Initiating Stockholder's request and
(ii) such correction or update did not result from the Company's acts or failures to act.


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                  (d) The Company shall have the right to designate the managing underwriter in any underwritten offering.

                  (e) All expenses incident to all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Shares), rating agency fees, printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on securities exchanges or NASDAQ, fees and disbursements of counsel for the Company and of one counsel per jurisdiction to all of the Selling Stockholders (selected by the Stockholders selling a majority of the shares sold by all of the Stockholders), fees and expenses of the Company's independent certified public accountants, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company. Except as provided above, the Company will not have any responsibility for any of the direct expenses of any Stockholder incurred in connection with any registration hereunder, including, without limitation, underwriting discounts or commissions attributable to the sale of such Stockholder's Shares.

                  (f) (i) In connection with any registration of each Stockholder's Shares pursuant to Sections 2.1 or 2.2 hereof, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder, each agent, officer, director of such Stockholder and any person Controlling such Stockholder, against all losses, claims, damages, liabilities and expenses (including attorneys' fees and disbursements) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or a state securities law, in each case applicable to the Company, and will reimburse each such indemnitee for any legal and any other fees and expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that the Company will not be liable to any indemnitee hereunder in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission so made in strict conformity with written information furnished to the Company by an instrument duly executed by such indemnitee and stated to be specifically for use therein, and provided further that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any indemnitee if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that the indemnity agreement contained in this subsection 2.3(f)(i) shall not apply to


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amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

                  (ii) In connection with any registration in which the Stockholders are participating, each Stockholder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) and each other selling Stockholder, and in connection with an underwritten offering, each underwriter and each person who controls the underwriters (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in strict conformity with written information (including, without limitation, written negative responses to inquiries) furnished to the Company by an instrument duly executed by such Stockholder and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; provided further that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of (A) the Company and (B) any underwriter, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 2.3(f)(ii) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Stockholder or underwriter, as the case may be, which consent shall not be unreasonably withheld; and provided, further, that the obligations of such Stockholder shall be limited to an amount equal to the net proceeds received by such Stockholder from the sale of Shares in such offering as contemplated herein, unless such claim, loss, damage, liability or action resulted from such Stockholder's fraudulent misconduct.

                  (iii) Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more


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than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. Notwithstanding anything to the contrary contained in this subsection 2.3(f)(iii), the omission by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this subsection 2.3(f)(iii) except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall consent, except with the consent of each indemnified party, to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party will not be subject to any liability for any settlement made without its consent.

                  (iv) If the indemnification provided for in this Section 2.3(f) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.3(f)(iii), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.3(f)(iv) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  If indemnification is available under this Section 2.3(f), the indemnifying parties shall indemnify the indemnified party to the full extent provided in Sections 2.3(f)(i) and 2.3(f)(ii) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.3(f)(iv).


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                  (v) The reimbursement required by this Section 2.3(f) shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  The obligation of the Company under this Section 2.3(f) shall survive the completion of any offering of securities in a registration statement under this Section 2, or otherwise.

                  (g) For so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will timely file with the SEC such information as the SEC may require under either of said Sections; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to its common shares and subordinated shares. The Company shall furnish to each Stockholder forthwith (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the SEC, and (iii) such other reports and documents as the Stockholders may reasonably request in availing itself of any rule or regulation of the SEC allowing the Stockholders to sell any common shares and subordinated shares without registration.

                  Section 3. Miscellaneous.

                  3.1 Expenses. Except as expressly provided otherwise in this Agreement, the parties hereto shall pay all of their own expenses, relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

                  3.2 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  3.3 Jurisdiction, Agents for Service of Process. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts to be bound by any judgment rendered thereby in connection with this Agreement.

                  3.4 Notices. Notices and other communications provided for herein shall be in writing in the English language, shall be delivered by hand or overnight courier service of recognized standing or sent by telecopy or first class mail, postage prepaid, shall be deemed given when and actually received and shall be addressed in the case of each party as follows (telephone numbers being included in the following information for informational purposes) or to such other address as shall be specified by notice to each other party:


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                  (i)      If to the Company, to

                  Statia Terminals Group N.V.
                  Tumble Down Dick Bay
                  Sint Eustatius
                  Netherlands Antilles
                  Attention:        Jack R. Pine

                  (ii)     If to Statia Holdings, to:

                  Statia Terminals Holdings N.V.
                  c/o Statia Terminals Group N.V.
                  Tumble Down Dick Bay
                  Sint Eustatius
                  Netherlands Antilles
                  Attention:        Jack R. Pine

                  3.5 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  3.6 Amendments and Waivers. The failure of any party to seek redress for the violation of or to insist upon the strict performance of any term of this Agreement shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Agreement may be amended, each party hereto may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any term or provision herein may be waived only by the written consent or written waiver of the Company and Statia Holdings. Such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

                  3.7 Severability. If any term of this Agreement as applied to any person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Agreement or affecting the validity or enforceability of this Agreement or of such provision in any other jurisdiction. The parties to this Agreement shall in good faith agree on a modification of the prohibited, void, invalid or unenforceable term which renders it valid, legal or enforceable (as the case may be) and which as closely as possible reflects the original intent of the parties.

                  3.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  3.9 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf on any Person other than the


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parties hereto and any Person expressly entitled to indemnification or contribution under Section 2.

                  3.10 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretations of the Agreement.


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                  IN WITNESS WHEREOF, each of the parties hereto has caused its name to be hereunto subscribed personally or by such party's officer thereunto duly authorized, all as of the day and year first above written.



                                    STATIA TERMINALS GROUP N.V.



                                    By: __________________________________
                                        Name:
                                        Title:



                                    By: __________________________________
                                        Name:
                                        Title:



                                    STATIA TERMINALS HOLDINGS N.V.



                                    By:___________________________________
                                       Name:
                                       Title:



                                     By:__________________________________
                                        Name:
                                        Title:


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